UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
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First Business Financial Services, Inc.
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BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO. 4537 MADISON, WI POSTAGE WILL BE PAID BY ADDRESSEE FIRST BUSINESS BANK PO BOX 44961 MADISON WI 53791-9503 First Business 401 Charmany Drive Madison WI 53719 You are invited. To attend the 2013 First Business Annual Shareholders Meeting.

TIVE EDUCATEND THE MEETING The 2013 First Business Annual Shareholders Meeting. You are invited to the 2013 First Business Annual Shareholders Meeting. Board Chair Jerry Smith will conduct the meeting and offer
The 2013 First Business Annual Shareholders Meeting. You are invited to the 2013 First Business Annual Shareholders Meeting. Board Chair Jerry Smith will conduct the meeting and offer opening remarks with presentations by President & CEO Corey Chambas and Senior Vice President & CFO Jim Ropella. Please join us as our guest. Monday, May 20, 2013 4:00 PM Reception to follow. Fluno Center for Executive Education 601 University Avenue Madison, WI 53715 Parking will be provided under the Fluno Center RSVP Please RSVP no later than May 6 by mailing the attached reply card or contacting Lori Stadelman at 608-232-5918 or lstadelman@firstbusiness.com Please remember to vote your FBIZ shares by completing and returning your proxy card, by telephone at 1-800-652-8683 or over the Internet at www.investorvote.com/FBIZ. If you have questions about voting your shares, please call Lori Stadelman. First Business First Business Financial Services Annual Meeting of Shareholders May 20, 2013 4:00 PM CDT Fluno Center for Executive Education Shareholder Name(s) (#) will attend the meeting and reception e-mail address